SECURITIES
                             AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 17, 2006
                                ----------------
                Date of Report (Date of Earliest Event Reported)


                                EQUITY INNS, INC.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)


         Tennessee                      01-12073                 62-1550848
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                            7700 Wolf River Boulevard
                          Germantown, Tennessee 38138
                          ---------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 754-7774
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
                                      ---
          (Former Name or Former Address, if Changed Since Last Report)


            Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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 Item 2.01.  Completion of Acquisition or Disposition of Assets

Throughout 2005, Equity Inns, Inc. (the "Company") has completed a series of individually insignificant acquisitions, each a "2005 Acquisition" and collectively the "2005 Acquisitions". The Company has acquired 16 hotels, branded either Marriott International, Inc. or Hilton Hotels, for approximately $150.9 million including the assumption of an aggregate of approximately $43.9 million in mortgage debt. Additionally, on December 19, 2005, Equity Inns, Inc. entered into an agreement to purchase five hotels from partnerships controlled by McKibbon Hotel Group, Inc. ("McKibbon"), a hotel development and management company, for an aggregate of approximately $45.5 million, including the assumption of an aggregate of approximately $15.7 million in mortgage debt (collectively, the "McKibbon Acquisition"). Although the McKibbon Acquisition is individually insignificant, the aggregate of all above-mentioned acquisitions is significant to the financial statements of the Company. The Company considers acquisitions to be probable once it receives Board approval, completes its due diligence review and its deposit to the seller becomes non-refundable. Although the deposits related to the McKibbon Acquisition were fully refundable until January 31, 2006, we finalized the purchase of two of the McKibbon hotels, Sarasota SpringHill Suites and Savannah TownePlace Suites, on January 17, 2006. In addition to these two hotels, the McKibbon Acquisition includes the purchase of a Residence Inn hotel in each of Tampa, Florida and Mobile, Alabama and a Courtyard by Marriott hotel in Orlando, Florida. The five McKibbon hotels include an aggregate of 435 rooms and will continue to be managed by McKibbon Hotel Management, Inc. for a minimum of three years under a performance-based management contract. McKibbon has to date sold to us 18 of our 125 hotels, and its affiliate, McKibbon Hotel Management, Inc., manages 20 of our hotels.

Item 9.01.  Financial Statements and Exhibits

Pursuant to Item 9.01(a) (1) and the requirements of Regulation S-X, the Company intends to file financial statements and pro forma financial information for the 2005 Acquisitions and the McKibbon Acquisition.

          (a) Financial Statements of Businesses Acquired.
              The required financial statements for the 2005 Acquisitions and the McKibbon Acquisition will be filed by amendment hereto no later than 71 days after this current report is required to be filed.

          (b) Pro Forma Financial Information.
              The required pro forma financial information for the 2005 Acquisitions and the McKibbon Acquisition will be filed by amendment hereto no later than 71 days after this current report is required to be filed.

          (c) Exhibits.

                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EQUITY INNS, INC.



January 19, 2006                     /s/ J. Mitchell Collins
----------------                     -------------------------------------------
                                     J. Mitchell Collins
                                     Executive Vice President, Chief Financial
                                     Officer, Secretary and Treasurer